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                               EB2B COMMERCE, INC.
                   1998 EXECUTIVE PERFORMANCE EQUITY AGREEMENT


        This EXECUTIVE PERFORMANCE EQUITY AGREEMENT (the "Agreement") made effective as of December 1, 1998 (the "Effective Date") by and between eB2B Commerce Inc., a Delaware corporation (the "Company") and Joseph Bentley ("Optionee").

         WHEREAS, the Optionee is the Chief Financial Officer and Secretary of the Company; and

         WHEREAS, the Company desires to provide additional incentives to, and rewards for, sustained performance by Optionee to promote the Company's long term growth and financial success.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:

1. Grant of Award. Pursuant to the terms of this Agreement, the Company shall award options to purchase one hundred thousand (100,000) shares of the Company's Common Stock, par value $.001, ("Options") for achieving certain performance goals ("Award"). For purposes of this Agreement, "Shares" shall mean the Common Stock of the Company issuable upon exercise of the Options.

2. Performance Goals. The Optionee shall receive the Award provided that during the calendar year ending December 31, 1999, the Company commences business operations and begins processing transactions between manufacturers and retailers on two (2) or more Network Trading Channels.

         a. Network Trading Channel Defined. For purposes of this Agreement, "Network Trading Channel" shall mean an extranet established and maintained by the Company that enables manufacturers and retailers within a specific industry or industry segment to conduct transactions over the Internet.

3. Administration. The Board of Directors of the Company shall have the sole authority to determine whether the performance goals described above have been met. On or prior to the sixtieth (60th) day following such approval by the Board of Directors, the Company shall deliver to Optionee notice of the Award he is entitled to receive.

4.       Option Terms.

         a. Exercise Price. The exercise price of the Shares covered by the Options shall be fifty ($0.50) cents per share ("Purchase Price"). The Company does not make any representation or warranty to Optionee regarding the Federal or State income tax consequences or effects of the Options.

         b. Vesting of Options. The Options awarded under this Agreement shall be fully exercisable as of the date awarded.

         c. Duration. The Options awarded herein will be exercisable, in full or in part, for a period of five (5) years commencing on the date such Options are awarded, or such shorter term as provided in this Agreement ("Exercise Period").

         d. Payment. Payment for Shares purchased upon any exercise of Options granted under this Agreement will be made in full in cash (including payment by check) concurrently with such exercise.

5. Exercise of Options. The purchase rights represented by the Options may be exercised by the Optionee, in whole or in part at any time, and from time to time, during the Exercise


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Period, by the presentation of the purchase form attached, duly executed, at the
Company's office, and upon payment, in accordance with Section 4.4 above, by the Optionee of the Purchase Price for the Shares. The Company agrees that the Optionee hereof shall be deemed the record owner of the Shares as of the close of business on the date on which the Options shall have been presented and payment made for such Shares as aforesaid. Certificates for the Shares so purchased shall be delivered to the Optionee hereof within a reasonable time, not exceeding five (5) days, after the rights represented by this Option shall have been so exercised. If this Option shall be exercised in part only, the Company shall deliver an amended Agreement evidencing the rights of the Optionee hereof to purchase the balance of the Shares which such Optionee is entitled to purchase hereunder. Exercise in full of the rights represented by this Option shall not extinguish the rights and obligations granted and imposed under
Section 11 hereof.

6. Adjustments. In the event the Common Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, reorganization or otherwise), or if the number of outstanding shares of Common Stock are increased through a stock split or the payment of a stock dividend, then there will be substituted for or added to each share of Common Stock which is subject to an Option, the number and kind of Shares of securities into which each outstanding share of Common Stock is changed. Outstanding Options will also be amended as to price and other terms if necessary to reflect the foregoing events. No right to purchase fractional Shares will result from any adjustment in Options pursuant to this Section 6. In case of any such adjustment, the Shares subject to the Option will be rounded down to the nearest whole share. Notice of any adjustment will be given by the Company to Optionee, which will have been so adjusted and such adjustment (whether or not notice is given) will be effective and binding for all purposes of this Agreement. Any other provision hereof to the contrary notwithstanding, in the event the Company is a party to a merger or other reorganization, outstanding Options will be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving company or its parent, for the continuation by the Company (if the Company is a surviving entity), for accelerated vesting and accelerated expiration, or for settlement in cash.

7. Amendment and Termination. The Board may alter, amend, suspend or terminate this Agreement, provided that no such action will deprive any of the Optionee's rights under an Option without the Optionee's consent. Except as herein provided, no such action of the Board, unless taken with the approval of the stockholders of the Company, may:

         (i) increase the maximum number of Shares for which Options awarded under this Agreement may be exercised;

         (ii) reduce the minimum permissible exercise price; or

         (iv) amend this Agreement in any other manner which the Board, in its discretion, determines should become effective only if approved by the stockholders even though such stockholder approval is not expressly required by this Agreement.

8. Investment Purpose. Each Option under this Agreement shall be awarded on the condition that the purchase of stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such Option is registered under the Securities Act of 1933, as amended, or in the event a resale or distribution of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.


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9.       Limitations of Rights of Optionee.

         a. Rights as a Stockholder. Optionee or a permitted transferee of an Option shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such Shares. No adjustment shall be made for dividend (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6 hereof.

         b. No Violations. No Shares of stock issuable under this Agreement will be issued and no certificate therefor delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or to incur any liability under any federal, state or other securities law, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

         c. No Right to Employment. The receipt of an Option does not give the Optionee any right to continued employment by the Company for any period, nor will the awarding of the Option or the issuance of Shares on exercise thereof give the Company any right to the continued services of the Optionee for any period.

         d. Express Award. Nothing contained in this Agreement will constitute the awarding of an Option hereunder, which will occur only pursuant to such performance goals contained in this Agreement.


10. Taxes. Optionee agrees, no later than the date as of which the value of any Option awarded or Shares acquired pursuant to this Agreement first becomes includible in the gross income of the Optionee for federal income tax purposes, to pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Option or such Shares. The obligations of the Company under this Agreement are conditioned on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Optionee.

11.      Restrictions on Transfer; Company's Right of First Refusal.

         a. Until such time as the Common Stock of the Company is Publicly Traded, if Optionee receives from an unaffiliated person or entity a bona fide offer (for the purpose of this Section 11, an "Offer") to purchase all or any portion of the Shares which Offer Optionee desires to accept, Optionee shall deliver written notice (for the purpose of this Section 11, the "Offer Notice") to the Company setting forth all the terms and conditions of the Offer, including the aggregate purchase price, proposed closing date, payment terms and the name and address of the proposed purchaser. No Offer Notice will be effective under this Section 11 if it is received by the Company on a date fewer than thirty (30) days prior to the proposed closing date of the proposed sale. For the purpose of verifying the contents of an Offer Notice, Optionee hereby authorizes the Company's representatives to directly contact any person identified in any Offer Notice.

         b. Within twenty-five (25) days after receiving the Offer Notice, the Company may, by written notice to Optionee, elect to purchase, at the price and time and on terms and conditions not less favorable to Optionee than those contained in the Offer, not less than all of the Shares proposed in the Offer to be purchased.

         c. If the Company fails to elect to exercise its rights under Section 11.2, Optionee may, at any time within (but not after) forty (40) days after the expiration of the twenty-five (25) day exercise period referred to in Section 11.2, sell not less than all the Shares proposed in the Offer to be purchased to the proposed purchaser at the price, and on the terms and conditions, contained in the Offer.


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         d. The Company shall not be obligated to recognize or give effect to any sale of any of the Shares under this Section 11 unless and until a proposed transferee has delivered to the Company a written instrument, in a form reasonably acceptable to the Company, evidencing the proposed transferee's consent and agreement to perform and be bound by all of the obligations originally binding on Optionee under this Agreement.

12. Stock Certificates. The certificates for such Shares will be registered in the name of the Optionee; if Optionee requests in the Notice, the certificate will be registered in the name of the Optionee and another person jointly, as joint tenants with right of survivorship. If the Option is exercised by the legal representative of Optionee's estate, or by any person or persons who acquires the Option directly from Optionee as a result of Optionee's death, whether by bequest, inheritance, or otherwise or pursuant to a qualified domestic relations order, the Notice will be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

13.      Legends on Share Certificates.

         a. For so long as the Common Stock is not Publicly Traded, in addition to any other legends which may be prescribed by law, the following legend (or substantially the following legend) will appear on each certificate representing the Shares issued upon the exercise of each Option:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED AND ARE BEING HELD PURSUANT TO THIS 1998 EXECUTIVE PERFORMANCE EQUITY AGREEMENT OF EB2B COMMERCE, INC., AND MAY ONLY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF PURSUANT TO THE TERMS THEREOF."

         b. For so long as the Common Stock is not Publicly Traded, the certificates representing the Shares may, at the absolute discretion of the Company, be subject to a stop transfer order, and bear the following or substantially similar legend and such other legends as may be required by the
Company:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

14. Publicly Traded Defined. Corporate stock is "Publicly Traded" if stock of that class is listed or admitted to unlisted trading privileges on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or if sales or bid and offer quotations are reported for that class of stock in the automated quotation system ("NASDAQ") operated by the NASD.


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15.      Nontransferability. Each Option granted under this Agreement is nontransferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable only in accordance with the provisions of this Agreement.

16. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

17. Entire Agreement. This Agreement and the Employment Agreement constitute the agreement of the Parties hereto respecting the subject matter hereof. Any conflict between this Agreement and the Employment Agreement shall be resolved in favor of the Employment Agreement.

18. Binding Effect. This Agreement is binding upon, and will inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement effective as of the date set forth below.


eB2B Commerce, Inc.



By:                                           By:
   --------------------------------              ------------------------------
                                                 Joseph Bentley


Date:                                         Date:
    --------------------------                     -----------------------


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